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                                                                       EXHIBIT 5


                     [Letterhead of Baker & Botts, L.L.P.]



                                                                    May 23, 1996




Houston Industries Incorporated
1111 Louisiana, 43rd Floor
Houston, Texas  77002

Ladies and Gentlemen:

                 As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Houston Industries Incorporated, a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 100,000 shares of common stock, without par value, of the Company (the "Common Stock") and 100,000 related rights to purchase Series A Preference Stock, without par value, of the Company (the "Rights") governed by a Rights Agreement dated as of July 11, 1990 (the "Rights Agreement") between the Company and Texas Commerce Bank National Association, as Rights Agent, to be issued from time to time pursuant to the Houston Industries Incorporated Stock Plan for Outside Directors (the "Plan"), certain legal matters in connection with the Common Stock and the Rights are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

                 In our capacity as your counsel in the connection referred to above, we have examined the Plan, the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, and have examined originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

                 On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                 1.       The Company is a corporation duly organized and
         validly existing in good standing under the laws of the State of
         Texas.
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Houston Industries Incorporated        -2-                          May 23, 1996



                 2. The 100,000 shares of Common Stock reserved for issuance by the Company pursuant to the Plan (the "Shares") have been duly authorized by all requisite corporate action on the part of the Company and when issued and sold from time to time pursuant to the terms and provisions of the Plan as compensation for services provided by directors of the Company as provided therein, such Shares will be validly issued, fully paid and nonassessable.

                 3. The issuance of the Rights associated with the Shares has been duly authorized by all requisite corporate action on the part of the Company and, upon issuance from time to time in accordance with the terms of the Rights Agreement, the Rights associated with the Shares will be validly issued.

                 The opinion set forth in paragraph 3 above is limited to the valid issuance of the Rights under the Texas Business Corporation Act. In this connection, we do not express any opinion herein on any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights, the enforceability of any particular provisions of the Rights Agreement, or the provisions of the Rights Agreement which discriminate or create unequal voting power among shareholders.

                 This opinion is limited to the original issuance of Shares and Rights by the Company and does not cover shares of Common Stock and related Rights delivered by the Company out of shares and related Rights reacquired by it.

                 We are members of the Texas Bar and the opinions set forth above are limited in all respects to matters of Texas law as in effect on the date hereof.


                                        Very truly yours,

                                        /s/ BAKER & BOTTS, L.L.P.

                                        BAKER & BOTTS, L.L.P.